UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

WEBTOON Entertainment Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42144	81-3830533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway Suite 2300
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (323) 424-3795
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WBTN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Share Purchase Agreement

On August 6, 2026, WEBTOON Entertainment Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Redice & Company, Inc., a joint-stock company established under the laws of the Republic of Korea (the “Seller”), pursuant to which, among other things, the Company agreed to purchase from the Seller and the Seller agreed to sell to the Company, up to 9,000 shares of common stock (the “Shares”) of RI Games Holdings Inc., a joint-stock company established under the laws of the Republic of Korea (“RI Games Holdings”) in two separate closings (the “Transactions”). RI Games Holdings is a South Korea-based game developer focused on developing games based on webcomic intellectual property. The purchase price per share of the Shares is KRW 16,666,667, and the aggregate consideration payable by the Company for the Shares is KRW 150,000,003,000.

The Transactions will be consummated in two separate closings. At the first closing, the Company will purchase 2,999 Shares from the Seller for an aggregate purchase price of KRW 49,983,334,333 (the “First Closing”). Following the First Closing, and subject to the satisfaction of certain additional conditions, including, but not limited to, the achievement of a specified commercial launch milestone with respect to a game under development by one of RI Games Holdings’s subsidiaries, the Company will purchase the remaining 6,001 Shares from the Seller at a second closing for an aggregate purchase price of KRW 100,016,668,667 (the “Second Closing”). Each closing will take place on the seventh business day following satisfaction or waiver of the applicable closing conditions, or at such other date, time, or place as the parties may agree.

Upon completion of both closings, the Company will own approximately sixty percent (60%) of the issued and outstanding shares of common stock of RI Games Holdings. The Company expects to consolidate the financial results of RI Games Holdings and its subsidiaries into the Company’s consolidated financial statements following the Second Closing.

The respective obligations of the Company and the Seller to consummate each closing under the Purchase Agreement are subject to the satisfaction or waiver of certain customary closing conditions, including, among other things: (i) the accuracy of the parties’ representations and warranties, (ii) performance in all material respects of the parties’ respective covenants, (iii) the absence of any law or governmental order prohibiting the consummation of the applicable closing, and (iv) with respect to the Second Closing, the continued effectiveness of the Shareholders Agreement described below. The Purchase Agreement also contains representations, warranties, and covenants of the parties customary for a transaction of this type, as well as indemnification provisions subject to customary limitations.

The Purchase Agreement may be terminated under certain customary circumstances, including by mutual written agreement of the parties, if a closing has not occurred by a specified outside date, or in the event of an uncured material breach by a party, in each case subject to certain limitations and exceptions set forth in the Purchase Agreement.

Shareholders Agreement

In connection with the Transactions, the Company entered into a Shareholders Agreement with the Seller, Tail Han (the “Founder”), and RI Games Holdings (the “Shareholders Agreement”), which will become effective upon the First Closing. If the second closing under the Purchase Agreement does not occur by certain outside date for reasons not attributable to the Seller, the Shareholders Agreement will terminate automatically, substantially all of the related obligations described below will lapse, except for rights and liabilities that have accrued prior to termination and certain provisions that survive in accordance with their terms. The Shareholders Agreement contains various rights and covenants of the parties, including, among others things: (i) provisions relating to the composition of the board of directors of RI Games Holdings and its subsidiaries, and related governance matters; (ii) consent, consultation, and information rights of the shareholders with respect to certain matters relating to RI Games Holdings and its subsidiaries; (iii) certain restrictions on the transfer of equity securities of RI Games Holdings; (iv) contingent rights of the parties to require the purchase or sale of equity securities of RI Games Holdings upon the achievement of certain performance-related conditions, and related capital contribution obligations, in each case subject to the terms and procedures set forth in the Shareholders Agreement (as further described below); and (v) non-competition and non-solicitation covenants applicable to the Seller and the Founder for a specified period following the Second Closing.

From and after the Second Closing until June 30, 2030, the Seller will have the right to require RI Games Holdings to conduct up to four capital increases pursuant to which the Company will be obligated to subscribe for newly issued shares of RI Games Holdings for an aggregate subscription amount of up to KRW 50 billion through third-party allotments. The parties may also agree to permit a portion of this capital commitment to be drawn and funded between the First Closing and the Second Closing.

In addition, if the aggregate revenue of RI Games Holdings and its subsidiaries during fiscal years 2027 through 2030 equals or exceeds a certain target revenue amount, the Seller will have the right to require RI Games Holdings to conduct an additional capital increase, pursuant to which the Company will be obligated to subscribe for newly issued shares of RI Games Holdings for an aggregate subscription amount determined in accordance with the Shareholders Agreement, up to a certain maximum subscription amount.

The Shareholders Agreement further provides that if the aggregate revenue of RI Games Holdings and its subsidiaries derived from their business equals or exceeds KRW 250 billion during the period commencing on the earlier of (x) January 1, 2027 and (y) the date when a game under development by one of RI Games Holdings’ subsidiaries becomes available for download and/or purchase by the general public, and ending on June 30, 2030 (the “Measurement Period”), the Seller will have the right to require the Company to purchase all, but not less than all, of the Seller’s remaining 6,000 shares of common stock of RI Games Holdings for an aggregate purchase price of no less than KRW 100,000,002,000, payable in a combination of cash and shares of the Company’s common stock, subject to the terms, conditions, and limitations set forth in the Shareholders Agreement. The aggregate number of shares of the Company’s common stock issuable under the Shareholders Agreement cannot exceed 19.9% of the shares of the Company’s common stock issued and outstanding immediately prior to the date of the Shareholders Agreement, unless the Company’s stockholders approve a greater issuance.

If the foregoing revenue threshold is not achieved by the end of the applicable Measurement Period, the Company will have the right, exercisable at any time during the period of six (6) months commencing on the later of (i) November 1, 2030 and (ii) the date on which the revenue report for the final fiscal quarter of the Measurement Period prepared as provided in the Shareholders Agreement is accepted, or deemed accepted, by the Company and the Seller, to require the Seller to purchase 6,001 shares of common stock of RI Games Holdings held by the Company for a purchase price based on the purchase price paid by the Company at the Second Closing, subject to certain adjustments set forth in the Shareholders Agreement.

The foregoing descriptions of the Purchase Agreement, the Shareholders Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Shareholders Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 2.02 Results of Operations and Financial Condition.
On August 10, 2026, the "Company issued a press release and a letter to shareholders (the "Shareholder Letter") announcing its financial results for the second quarter ended June 30, 2026. Copies of the press release and Shareholder Letter are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 7.01 Regulation FD Disclosure.
On August 10, 2026, the Company issued a press release announcing that the Company has entered into a definitive agreement to make a strategic investment in RI Games Holdings. A copy of the press release is furnished hereto as Exhibit 99.3 and incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release dated August 10, 2026
99.2	Shareholder Letter dated August 10, 2026
99.3	Press release dated August 10, 2026, announcing entry into a definitive agreement to make a strategic investment in RI Games Holdings Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBTOON Entertainment Inc.

Date:	August 10, 2026	By:	/s/ David J. Lee
		Name:	David J. Lee

		Title:	Chief Financial Officer